Exhibit 10.10

March 27, 2017

Alithya Group Inc.

2875 boul. Laurier, office 1250

Quebec (Quebec) G1V 2M2

Subject: Credit Facilities

Canadian Imperial Bank of Commerce (“CIBC”) is pleased to establish the following credit facilities in favor of Alithya Group Inc. Alithya Consulting Inc., Systemware Innovation Corporation and Pro2p Services Conseils Inc. (the “Borrower”).

Operating credit

Credit limit:	$16,000,000

This limit is shared between Alithya Group Inc., Alithya Consulting Inc., Systemware Innovation Corporation and Pro2p Services Conseils Inc.

Basis of Borrowing:	Notwithstanding the limit of this credit specified above, the outstanding amount of Canadian dollar loans and US dollar loans under this Letter and the outstanding amount of Acceptances under the Letter of Credit. of documentary credit and the total amount of the outstanding balance of letters of credit issued and outstanding under demand credit for standby letters of credit plus the outstanding balance of all payments made under such letters of credit must never exceed:

(i) 85% of the Value of Government Accounts receivable, up to 120 days, plus

(ii) 80% of the Value of the designated accounts receivable, such as financial institutions and/or listed companies holding a high investment grade rating up to a maximum of 90 days, plus

(iii) 75% of the Value of Eligible Accounts Receivable up to a maximum of 90 days,

(iv) net of all Priority Claims.

Purpose:	All amounts obtained under this Letter shall be used for expenses incurred in the normal course of business of the Borrower and its wholly-owned Subsidiaries that have secured this credit.

Description and rates:	Revolving credit, available as follows:

•   loans in Canadian dollars, also available by way of overdrafts;

Interest on loans in Canadian dollars is calculated at prime rate plus 1.35% per annum;

•   loans in US dollars, also available by way of overdrafts;

Interest on loans in US dollars is calculated at the rate of US base plus 1.35% per annum.

Credit on demand for documentary letters of credit (included in Operating Credit)

Notwithstanding the individual limits of the Operating Credit on demand, for standby letter of credit and Credit for documentary letters of credit, total credit can never exceed $ 16,000,000.

Credit limit:	$3,000,000

Purpose:	All letters of credit under this Letter must be used to deal with existing suppliers in the normal course of business of the Borrower.

Description and Rates:	Revolving credit, available in the form of documentary letters of credit and related Acceptances denominated in Canadian dollars or US dollars. The total amount of the undrawn balance of the letters of credit issued and Acceptances outstanding under this Letter and the outstanding balance amount of all payments made under them (including the Canadian dollar equivalent of any such letter of credit or Related Acceptance) should never exceed the credit limit specified above. The maturity of letters of credit under this credit cannot exceed 12 months

Fees:	Expenses associated with letters of credit under this Letter are: calculated at 1.5% per year. The minimum fee for each is $ 300 or US $ 300, whichever is applicable. Borrower reimburse CIBC of its disbursements in respect of all letters of credit under this credit. Fees associated with the Acceptances under this Letter are calculated at 1.5% per year. The minimum fees for each are $ 300 or US $ 300, whichever is applicable. The Borrower repaysCIBC of its disbursements for all Acceptances under the terms of this credit.

Receipts and Acceptances:	All payments made by CIBC pursuant to the Letters of Credit and the Acceptances under this Vote shall be funded from the proceeds of the loans obtained by the Borrower under its CIBC’s demand operating credit, or, failing that, to even the funds that the Borrower has deposited with CIBC. All the Acceptances issued pursuant to this appropriation are considered as outstanding under the operating credit on demand of the Borrower, negotiated with CIBC, for the purpose of calculating authorized amounts by any applicable borrowing base under the demand operating credit, failing which it is secured in another manner that is satisfying to CIBC.

Documents:	The usual CIBC documentation for letters of credit is required.

Revocation:	ClBC may, at any time, revoke this credit, in whole or in part.

Demand Credit for Standby Letters of Credit (Included in Operating Credit)

Notwithstanding the individual limits for the Operating Credit on demand, for standby letter of credit and Credit for documentary letters of credit, total credit can never exceed $ 16,000,000.

Credit limit:	$3,000,000

Purpose:	All Letters of Credit covered by this Credit must be used in the ordinary course of business of the Borrower.

Description and rates:	Revolving credit, available in the form of standby letters of credit denominated in Canadian dollars or US dollars. The total amount of the undrawn balance of the letters of credit issued and outstanding under this Letter and the outstanding balance of all withdrawals made under terms thereof including the equivalent in Canadian dollars of any Credit must never exceed the specified credit limit above. The maturity of letters of credit under this Letter may not exceed 12 months.

Fees:	The fees applicable to financial stand-by L/Cs (i.e. L/C which directly replace the credit and which guarantee, directly or indirectly, the payment of a financial obligation, such as a loan or the amount payable for property, services or rent) under this Credit is calculated at a rate of 1.00% per annum, while the fees applicable to the issuance of non-financial stand-by L/C (i.e., all other types of L/C, generally including those relating to contingencies that occur in the normal course of business) are calculated at the rate of 1.50% per annum.

The minimum fee for each L/C stand-by under this credit is of $ 300 or US $ 300, depending on the use. In each case, the Borrower reimburses all disbursements by CIBC in respect of all L/C stand-by under this Letter.

Withdrawals:	All withdrawals under the letters of credit referred to herein Letter should be financed from the proceeds of loans obtained through the Borrower under its negotiated demand credit from CIBC or, failing that, from the funds that the Borrower has deposited with CIBC.

Documents:	CIBC’s standard documentation for letters of credit is required.

Withdrawal:	CIBC may at any time revoke this Letter, in whole or in part part.

Refund:	All sums provided for in this credit are refundable without Delay upon CIBC’s request, who may revoke this Letter, in full or in part, at any time.

Securities

The following Securities, the form and content of which must be satisfactory to CIBC, are required to secure all obligations, present and future, of the Borrower to CIBC and the CIBC Group Members, respectively (including the holding of any foreign exchange derivative instrument). In these Securities, all references to obligations, present and future, of the Borrower to CIBC shall be deemed to be references to present and future obligations of the Borrower towards CIBC and the Members of its Group, respectively.

Alithya Group Inc., Alithya Consulting Inc, Systemwarc Innovation Corporation and Pro2p Consulting Services Inc. (the “Guarantors”) cross-corporate endorsement with respect to all of the obligations towards CIBC, by

•   First movable hypothecs in the amount of $ 20,000,000 on the universality of movable property, present and future of Alithya Group Inc., Alithya Consulting Inc., Systemware Innovation Corporation and Pro2p Services Conseils Inc., including all receivables, all inventories, all equipment, all intangible rights (including intellectual property) and all securities, with the exception of CDAEs, where the first rank is granted to IQ;

General Security Agreement of priority rank on all personal property, including accounts receipts, inventories, intangible rights (including the intellectual property), equipment and machinery, present and future subsidiaries of Alithya Group Inc., Alithya Consulting Inc, Systemware Innovation Corporation and Pro2p Services Conseils Inc. registered in Ontario;

Guarantees of the Subsidiaries of Alithya Group-inc., present and future (including but not limited to Alithya Consulting SAS, Alithya Consulting USA Inc.,), hereinafter named “Guarantors”, with respect to all of the Borrower’s obligations to CIBC;

An inter-creditors agreement between CIBC, the subordinate lender, Fonds de Solidarité des Travailleurs du Québec (F.T.Q.) and the Borrower, with a view to clarifying the relative rights of the parties to the latter as creditors of the Borrower (and/or Guarantors);

Covenants

Financial covenants: -	The working capital ratio shall be at least 1.05: 1.0 at all times. This ratio will have to be 1.20: 1.0 as at March 31, 2017;

The Senior Debt Ratio/EBITDA does not exceed: 3.50: 1.0 at all times. This ratio will have to be 3: 1 as at March 31, 2017;

All financial covenants will be calculated on a consolidated basis, taking into account the Borrower and its Subsidiaries, on a quarterly basis. EBITDA will be calculated based on the last 12 months.

Negative covenants:

Expenditure Fixed assets:	The Borrower and its Subsidiaries shall not incur expenses in fixed assets in respect of capitalized or capitalized assets or assets, which, calculated in accordance with GAAP, generally exceed $ 200,000 in a given fiscal year, excluding capital assets specifically incurred for client contracts. An exception of $ 675,000 is granted under the MGAC project with Desjardins.

Restricted Payments:	In any given fiscal year, the Borrower and its Subsidiaries will not pay dividends, make payments or make redemptions, pay amounts in respect of the Deferred Debt or make gifts or gratuities to individuals in their group without the prior written consent of CIBC. An amount of $ 150,000 is authorized for dividends and redemptions of shares. The amounts previously authorized in writing are also exceptions.

Sinapse TI Inc’s selling price balance, for all amounts due, will not be refunded without the prior written approval of the Bank by the Borrower.

Systemware Innovation Corporation’s selling price balance, in respect of all amounts due, will not be refunded without the prior written approval of the Borrower from the Bank and payments will not cause defaults to financial ratios.

Charges:	The Borrower and its Subsidiaries will not create, assume or accept any Charge on any of their property, except with respect to Charges in the ordinary course of business.

Mergers:	The Borrower and its Subsidiaries will not enter into any mergers or other similar transactions without the prior written consent of CIBC. CIBC will not prevent a transaction without a reasonable ground.

Indebtedness:	The Borrower and its Subsidiaries shall not create, contract or allow a Debt to exist, except for amounts owing to CIBC under the Loans and any other existing debt at the close of the transaction.

Disposition of Assets:	The Borrower and its Subsidiaries will not sell or otherwise dispose of any material property except in connection with sales made at fair market value in the ordinary course of business.

Business Change:	The Borrower and Subsidiaries will not change their business respective principal activities without the prior written consent of CIBC.

Change of control:	There can be no change in the effective control of the Borrower, as determined by CIBC, for as long as a credit is in force.

Applicable restrictions
to Assignments:	The Borrower and each of its Subsidiaries will not create, accept or tolerate the existence of any Assignment with respect to any property or assets, except the Assignments incurred in the normal course of business transactions and those previously incurred at the closing of the transaction.

Conditions precedent

Conditions precedent:	In addition to the documents specified in Section 5.1 of Appendix A herein attached, CIBC’s obligation to offer any credit is conditional on CIBC receiving the following documents, in the form and content to be satisfactory to CIBC:

• Conditions related to the sales balance of Blue Jay will be satisfactory to CIBC.

Obligations to communicate

The Borrower provides the following documents to CIBC:
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• within 30 days of the end of each month, a monthly statement of the credit limit available, which will include details of the priority claims and government tax credits receivable eligible

• within 30 days of the end of each month, a chronological accounts receivable report and an accounts payable report;

• within 30 days of the end of each financial quarter, the consolidated financial statements of the Borrower for this quarter, prepared in accordance with GAAP;

• within 30 days of each financial quarter, a certificate of compliance with the Financial Covenants

•   within 120 days of the end of each financial year, the audited consolidated financial statements and unaudited financial statements of the Borrower and its Subsidiaries for the related financial year, prepared in accordance with GAAP;

•   within 120 days of the end of each financial year, a business plan and a forecast for the Borrower and its Subsidiaries, for next fiscal year, including balance sheets, income statements and projected monthly cash flows, as well as the calculation of financial covenants for this upcoming year;

•   Promptly from the moment they are known, the details of any default by the Borrower, its Subsidiaries and/or the Guarantors in the performance or observance of any of their covenants or agreements in favor of CIBC or another financial institution;

Any other information concerning the Borrower, its Subsidiaries and/or Guarantors, which CIBC can reasonably require.

Fees

Annual fees:	Fees of $ 16,000, payable on or before August 31 of each year.

Change fee:	$ 500 fee, or 10 basis points if it is a credit limit increase.

Supervisory fee:	$ 250 per month, payable monthly in arrears.

Other provisions

Appendix A:	Schedule A attached to this Agreement, which contains certain additional provisions applicable to appropriations and certain definitions, forms part of integral part of this Letter.

Interest on payouts Excess:	The interest rate applicable to any disbursement under a loan that exceeds the limit of this credit corresponds to the Interest Rate applicable to amounts in excess of the credit limit, as specified in Annex A attached hereto. Interest on excess disbursements in Canadian dollars is calculated at Prime Rate plus 5.0% per annum. Interest on Excess Disbursements in US Dollars at Base Rate US is calculated at US Base Rate plus 5.0% per annum.

Payment dates of interest:	Except interest on amounts in default, which is payable on demand or as otherwise specified herein or in Schedule A attached hereto, interest and fees are calculated and payable monthly, not in advance, the day of each month that CIBC determines.

Authorized Debits:	Borrower Authorizes CIBC to Debit Operating Account interest, fees or other amounts owing to the CIBC with respect to the credits, when these amounts become due.

Full Agreement:	This letter supersedes all discussions, letters and agreements (if any) specifying the terms of a credit facility established by CIBC in favor of the Borrower.

By your signature hereof, you acknowledge that (a) you have read the present and all the documents attached to it (including Appendix A—Definitions and Supplementary Provisions), (b) have obtained from CIBC all the information, information and explanations requested on such documents, c) you fully understand the meaning and scope of such documents, d) have negotiated freely between you and CIBC and, therefore, do not constitute membership contract and finally e) CIBC has the power and authority to communicate and transmit to any surety present or future information about you.

Please indicate that you accept the foregoing by signing this Letter and returning the attached duplicate to the undersigned by April 30, 2017.

CANADIAN IMPERIAL BANK OF COMMERCE

/s/ Vincent Duval Bourgault
Name: Vincent Duval Bourgault
Title: Authorized Signatory

/s/ David Bouchard
David Bouchard
Title: Authorized Signatory

Accepted on March 27, 2017

2875 boul. Laurier,

Suite 1250

Quebec (Quebec) G 1 V 4M2

We hereby acknowledge that we have read the this letter and

agree to be bound by the terms and conditions present.

Alithya Group Inc.

/s/ Paul Raymond
Name: Paul Raymond
Title: President & CEO

/s/ Marc Cantin
Name: Marc Cantin
Title: Vice President Legal Affairs and Secretary

Alithya Consulting Inc.

/s/ Paul Raymond
Name: Paul Raymond
Title: President & CEO

/s/ Marc Cantin
Name: Marc Cantin
Title: Vice President Legal Affairs and Secretary

Systemware Innovation Corporation

/s/ Paul Raymond
Name: Paul Raymond
Title: President & CEO

/s/ Marc Cantin
Name: Marc Cantin
Title: Vice President Legal Affairs and Secretary

Pro2p Services Conseils Inc.

/s/ Paul Raymond
Name: Paul Raymond
Title: President & CEO

/s/ Marc Cantin
Name: Marc Cantin
Title: Vice President Legal Affairs and Secretary

We hereby acknowledge that we have read the this letter and agree to be bound by the terms and conditions present.

Alithya Consulting SAS (the “Guarantors”)

/s/ Paul Raymond
Name: Paul Raymond
Title: President & CEO

/s/ Marc Cantin
Name: Marc Cantin
Title: Vice President Legal Affairs and Secretary

Alithya Consulting USA inc. (the “Guarantors”)

/s/ Paul Raymond
Name: Paul Raymond
Title: President & CEO

/s/ Marc Cantin
Name: Marc Cantin
Title: Vice President Legal Affairs and Secretary

Alithya Group Inc.
(the “Guarantors”)

/s/ Paul Raymond
Name: Paul Raymond
Title: President & CEO

/s/ Marc Cantin
Name: Marc Cantin
Title: Vice President Legal Affairs and Secretary

Alithya Consulting Inc. (the “Guarantors”)

/s/ Paul Raymond
Name: Paul Raymond
Title: President & CEO

/s/ Marc Cantin
Name: Marc Cantin
Title: Vice President Legal Affairs and Secretary

Systemware Innovation Corporation (the “Guarantors”)

/s/ Paul Raymond
Name: Paul Raymond
Title: President & CEO

/s/ Marc Cantin
Name: Marc Cantin
Title: Vice President Legal Affairs and Secretary

Pro2p Services Conseils Inc. (the “Guarantors”)

/s/ Paul Raymond
Name: Paul Raymond
Title: President & CEO

/s/ Marc Cantin
Name: Marc Cantin
Title: Vice President Legal Affairs and Secretary